Exhibit 10.61
                          PERFORMANCE SHARES AGREEMENT

         PERFORMANCE SHARES AGREEMENT (the "Agreement") made as of the _____ day of _________, 1999 (the "Grant Date"), between MIM Corporation, a Delaware corporation (the "Company"), and ____________________ (the "Awardee").

         WHEREAS, the Company desires to afford the Awardee an opportunity to own shares of the common stock, par value $.0001 per share, of the Company ("Common Shares"), as hereinafter provided, in accordance with the provisions of the MIM Corporation 1996 Stock Incentive Plan, as amended and restated effective December 1, 1998, a copy of which is attached (the "Plan").

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

         1. GRANT OF RESTRICTED SHARES. The Company hereby grants to the Awardee an aggregate of _____________ Common Shares (the "Performance Shares"), the effectiveness of which grant is contingent in all respects upon approval of the Plan by the shareholders of the Company on or before December 31, 1999. The grant is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the Plan now in effect and as they may be amended from time to time (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Performance Shares Agreement).

         2. VESTING AND FORFEITURE. If the Awardee's Date of Termination does not occur during the Restricted Period, then, at the end of the Restricted Period, the Awardee shall become vested in all of the Performance Shares. If (a) the Company meets the target Earnings Per Share for the year 2001 (as reflected on Exhibit 1 attached hereto) and (b) the Awardee's Date of Termination does not occur prior to December 31, 2001, then the Awardee shall become vested in all of the Performance Shares upon closing of the Company's financial statements for the year 2001 (the "Accelerated Vesting Date"). If the Awardee does not meet the requirements for vesting contained in this paragraph, the Awardee shall immediately forfeit all of the Performance Shares, except to the extent provided as follows:

         (a) If the Awardee's Date of Termination occurs by reason of the Awardee's death, Disability or by reason of Termination without Cause or for Good Reason, the Awardee shall become immediately vested, as of the Date of Termination, in (i) 1/3 of the Performance Shares if the Date of Termination occurs before the first anniversary of the Grant Date and the Company achieves the target Earnings Per Share (as reflected on Exhibit 1) for the fiscal year in which the Date of Termination occurs; (ii) 2/3 of the Performance Shares if the Date of Termination occurs on or after the first anniversary but before the second anniversary of the Grant Date and the Company achieves the target Earnings Per Share (as reflected on Exhibit 1) for the fiscal year in which the Date of


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Termination  occurs;  and,  (iii) all of the  Performance  Shares if the Date of
Termination occurs on or after the second anniversary but before the day following the third anniversary of the Grant Date and the Company achieves the target Earnings Per Shares (as reflected on Exhibit 1) for the fiscal year in which the Date of Termination occurs.

         (b) The Awardee shall become vested in all of the Performance Shares as of the Date of Termination if the Awardee's Employment is terminated within one year following such Change in Control (provided such termination occurs prior to the end of the Restricted Period and such termination is a Termination without Cause or is a Termination for Good Reason).

         If the Awardee is at any time Terminated for Cause or if the Awardee resigns without Good Reason, the Awardee shall forfeit all Performance Shares that have not previously vested.

         3. DELIVERY OF RESTRICTED STOCK. As soon as practicable after the first to occur of (a) the expiration of the Restricted Period, (b) the Awardee's Date of Termination and (c) the date of a Change in Control, the Committee shall certify in writing as to whether or not the performance objectives have been satisfied. If the Committee certifies that the performance objectives have been satisfied, or determines that Performance Shares otherwise have vested, the restrictions applicable to such Performance Shares shall lapse and a certificate for the number of Common Shares with respect to which the restrictions have
lapsed   shall  be  delivered  to  the  Awardee  free  and  clear  of  all  such restrictions.

         4.   TRANSFERS.   Performance   Shares  may  not  be  sold,   assigned,
transferred, pledged or otherwise encumbered until the Awardee is vested in the shares and then only to the extent the Awardee is vested in the shares.

         5. DIVIDENDS AND VOTING RIGHTS. The Awardee shall be entitled to receive any regular cash dividends paid with respect to Performance Shares that become payable during the Restricted Period; provided, however, that no such dividends shall be payable to or for the benefit of the Awardee with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Awardee has forfeited Performance Shares; and provided further that all distributions made with respect to the Performance Shares as a result of any split, distribution or combination of Performance Shares or other similar transaction shall be deemed to be Performance Shares subject to the provisions of this Agreement. The Awardee shall be entitled to vote the Performance Shares during the Restricted Period to the same extent as would have been applicable to the Awardee if the Awardee was then vested in the shares; provided, however, that the Awardee shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Awardee has forfeited the Performance Shares.


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         6. DEPOSIT OF PERFORMANCE SHARES. Each certificate issued in respect of
Performance Shares granted under this Agreement shall be registered in the name of the Awardee and shall be deposited with the Company. The grant of Performance Shares is conditioned upon the Awardee endorsing in blank a stock power for the Performance Shares and delivering such stock power to the depository designated by the Committee contemporaneously with the issuance and deposit of the Performance Shares with the Company.

         7. DEFINITIONS. For purposes of this Agreement, the terms used in this Agreement shall be defined as follows:

                  (a) DATE OF TERMINATION. The Awardee's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Awardee's Employment by the Company and its Subsidiaries and Affiliates is terminated, regardless of the reason for the termination of Employment; provided that a termination of Employment shall not be deemed to occur by reason of a transfer of the Awardee between any of the Company and its Subsidiaries and Affiliates; and further provided that the Awardee's employment shall not be considered terminated while the Awardee is on a leave of absence from the Company or a Subsidiary or Affiliate approved by the Awardee's employer.

                  (b) DESIGNATED BENEFICIARY. The term "Designated Beneficiary" means the beneficiary or beneficiaries designated by the Awardee in a writing filed with the Committee in such form and at such time as the Committee shall require.

                  (c) DISABILITY. The term "Disability" shall have the meaning provided in Section

22(e)(3) of the Code.

                  (d) RESTRICTED PERIOD. The term "Restricted Period" means the period commencing on the Grant Date and ending on December 31, 2006.

                  (e) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The term "Termination without Cause or for Good Reason" shall mean the termination of the Awardee's Employment by the Company and its Subsidiaries and Affiliates for reasons other than "Cause" or by the Awardee for "Good Reason," as such quoted terms are defined in the Employment Agreement (the "Employment Agreement") dated as of March 1, 1999 between the Company and the Awardee.

                  (f) PLAN DEFINITIONS. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning where used in this Agreement.

         8. SHARES ACQUIRED FOR INVESTMENT. The Awardee hereby represents that the Performance Shares are being acquired for investment for the Awardee's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Awardee understands that the Performance Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any


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state by reason of exemptions from the registration provisions of the Securities
Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Awardee's representations as expressed herein.

         9. WITHHOLDING OF TAXES. Any obligation of the Company to deliver Common Shares pursuant to this Agreement shall be subject to applicable federal, state and local withholding tax requirements. The Company shall have the right to require recipients or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy such withholding tax requirements, or to deduct from all payments to be made hereunder amounts sufficient to satisfy all such withholding tax requirements. The Committee may, in its sole discretion, permit a recipient to satisfy his or her tax withholding obligation either by (i) surrendering Common Shares owned by the recipient or
(ii) having the Company withhold from Common Shares otherwise deliverable to the Awardee. Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. The Awardee hereby agrees that he will not make an election under
Section 83(b) of the Code with respect to any or all of the Performance Shares.

         10. HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights of the Awardee or benefits distributable to the Awardee under this Agreement have not been exercised or distributed, respectively, at the time of the Awardee's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. If a deceased Awardee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Awardee, any rights that would have been exercisable by the Awardee and any benefits distributable to the Awardee shall be exercised by or distributed to the legal representative of the estate of the Awardee. If a deceased Awardee designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

         11. GOVERNING LAW. This Agreement shall be construed in accordance with, and its interpretation shall be governed by applicable federal law, and otherwise by the laws of the State of Delaware.


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         12.  ADMINISTRATION.  The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement is final and binding.

         13. ENTIRE AGREEMENT. This Agreement and the Employment Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior contracts and other agreements to the extent of any discrepancies or conflicts between this Agreement and the Employment Agreement, the terms of the Employment shall govern.

         IN WITNESS WHEREOF, the Company has caused this Performance Shares Agreement to be duly executed by its officers thereunto duly authorized, and the Awardee has hereunto set his hand and seal, all on the day and year first above written.


                                                MIM CORPORATION


                                                By
                                                    --------------------------
                                                         Name:
                                                         Title:


                                                ACCEPTED AND AGREED TO:


                                                ------------------------------
                                                Awardee